Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

SYMMETRICOM, INC.

(a Delaware corporation)

Symmetricom, Inc. (the “Corporation”), pursuant to the provisions of Section 109 of the Delaware General Corporation Law, hereby adopts these Amended and Restated By-Laws, which restate, amend and supersede the by-laws of the Corporation, as previously amended and restated, in their entirety as described below:

ARTICLE 1

STOCKHOLDERS

Section 1.1 Place of Meetings. Meetings of the stockholders of the Corporation may be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law.

Section 1.2 Annual Meetings. Annual meetings of stockholders shall be held each year for the election of directors at such date and time as shall be designated from time to time by the Board of Directors. In the absence of such designation, the annual meeting of shareholders shall be held on the third Thursday of October in each year at 10:00 a.m. (Pacific Standard Time). However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. Any other proper business may be transacted at the annual meeting.

Section 1.3 Special Meetings.

(a) Who May Call a Special Meeting. Special meetings of the stockholders for any purpose or purposes may be called only (i) by the Chief Executive Officer or President of the Corporation, (ii) by the Secretary of the Corporation, only at the request of the Chairman of the Board of Directors, (iii) by the Board of Directors, pursuant to a resolution approved by a majority of the entire Board of Directors, or (iv) by the Secretary of the Corporation, following his or her receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, this Section 1.3 from stockholders of record as of the record date fixed in accordance with Section 1.3(d) who hold, in the aggregate, at least 10% of the voting power of the outstanding shares of the Corporation (the “Requisite Percentage”). The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Section 1.3, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. Stockholders who nominate persons for election to the Board of Directors at a special meeting must also comply with the requirements set forth in Article 2, Section 2.2 of these by-laws.

(b) Requirement of Stockholder Request for Record Date. No stockholder may demand that the Secretary of the Corporation call a special meeting of the stockholders pursuant to Section 1.3(a) unless a stockholder of record has first submitted a request in writing that the Board of Directors fix a record date for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.

(c) Proper Form of Stockholder Request for Record Date. To be in proper form for purposes of this Section 1.3, a request by a stockholder for the Board of Directors to fix a record date shall set forth:

(i) Stockholder Information. As to each Requesting Person (as defined below), the Stockholder Information (as defined in Section 1.14(c)(i), except that for purposes of this Section 1.3, the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.14(c)(i));

(ii) Disclosable Interests. As to each Requesting Person, any Disclosable Interests (as defined in Section 1.14(c)(ii), except that for purposes of this Section 1.3 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.14(c)(ii) and the disclosure in clause (F) of Section 1.14(c)(ii) shall be made with respect to the business proposed to be conducted or the proposed election of directors at the special meeting, as the case may be); and

(iii) Information About Purpose or Purposes of Special Meeting. (A) As to each item of business proposed to be conducted, (x) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, and (y) a reasonably detailed description of all agreements, arrangements and understandings (i) between or among any of the Requesting Persons or (ii) between or among any Requesting Person and any other record or beneficial holder of the shares of any class or series of the Corporation (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting, and/or (B) if directors are proposed to be elected, the Nominee Information (as defined in Section 2.2(c)(iii)).

For purposes of this Section 1.3(c), the term “Requesting Person” shall mean (i) the stockholder making the request to fix a record date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made and (iii) any affiliate or associate of such stockholder or beneficial owner.

(d) Fixing of Record Date. Within ten days after receipt of a request to fix a record date in proper form and otherwise in compliance with this Section 1.3 from any stockholder of record, the Board of Directors may adopt a resolution fixing a record date for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within the ten-day period after the date on which such a request to fix a record date was received, the record date in respect thereof shall be deemed to be the 20th day after the date on which such a request is received. Notwithstanding anything in this Section 1.3 to the contrary, no record date shall be fixed if the Board of Directors determines that the demand or demands that would otherwise be submitted following such record date could not comply with the requirements set forth in clauses (ii), (iv), (v) or (vi) of Section 1.3(f).

(e) Stockholder Demand to Call Special Meeting. Without qualification, a special meeting of the stockholders shall not be called pursuant to Section 1.3(a)(iv) unless stockholders of record as of the record date fixed in accordance with Section 1.3(d) who hold the Requisite Percentage timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation. Only stockholders of record on the record date shall be entitled to demand that the Secretary of the Corporation call a special meeting of the stockholders pursuant to Section 1.3(a). To be timely, a stockholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the 60th day following the record date fixed in accordance with Section 1.3(d). To be in proper form for purposes of this Section 1.3, a demand to call a special meeting shall set forth (i) with respect to any Requesting Person (except for any stockholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”) by way of a solicitation statement filed on Schedule 14A (a “Solicited Stockholder”)), the information required to be provided pursuant to Section 1.3(c)(i) and (ii) of these by-laws, (ii) if business is proposed to be conducted at the special meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration) and the information set forth in Section 1.3(c)(iii) of these by-laws, and (iii) if directors are proposed to be elected at the special meeting, the information set forth in Section 2.2(c)(i) — (iii) of these by-laws. The Corporation may require any proposed nominee for election at a special meeting of the stockholders called pursuant to Section 1.3(a)(iv) to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee. A stockholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Requisite Percentage of stockholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(f) Ineffective Demand. The Secretary shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (i) that does not comply with this Section 1.3, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the record date (the “Current Record Date”) to determine the stockholders entitled to submit such written demand, (iv) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date (other than the Current Record Date) was previously fixed and such demand is delivered between the time beginning on the 61st day after such previous record date and ending on the one-year anniversary of such previous record date, (v) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the 90th day after the Secretary receives such demand, or (vi) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting.

(g) Notice of Special Meeting. After receipt of demands in proper form and in accordance with this Section 1.3 from a stockholder or stockholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place (if any), date and time of, a special meeting of stockholders for the purpose or purposes and to conduct the business specified in the demands received by the Corporation. Notwithstanding anything in these by-laws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a special meeting. The record date for such a special meeting shall be fixed in accordance with Section 1.10 of these by-laws. The Board of Directors shall provide written notice of such special meeting to the stockholders in accordance with Section 1.4.

(h) Updates and Supplements. In connection with a special meeting called in accordance with this Section 1.3, the stockholder or stockholders (except for any Solicited Stockholder) who requested that the Board of Directors fix a record date in accordance with this Section 1.3 or who delivered a demand to call a special meeting to the Secretary shall further update and supplement the information previously provided to the Corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 1.3 shall be true and correct as of the record date for the special meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the special meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting, if practicable (or, if not practicable, the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the special meeting or any adjournment or postponement thereof).

(i) Compliance With Section 1.3 and Applicable Law. Notwithstanding anything in these by-laws to the contrary, the Secretary shall not be required to call a special meeting pursuant to this Section 1.3 except in accordance with this Section 1.3. If the Board of Directors shall determine that any request to fix a record date or demand to call and hold a special meeting was not properly made in accordance with this Section 1.3, or shall determine that the stockholder or stockholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 1.3, then the Board of Directors shall not be required to fix a record date or to call and hold the special meeting. In addition to the requirements of this Section 1.3, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date or demand to call a special meeting.

Section 1.4 Notice of Meetings. Written notice of all meetings of stockholders shall be given in accordance with Section 1.5 and shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law or the certificate of incorporation of the Corporation as currently in effect, such notice shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days prior to the meeting.

Section 1.5 Manner of Giving Notice; Affidavit of Notice.

(a) Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the Corporation.

(b) Except as otherwise prohibited by the Delaware General Corporation Law and without limiting the foregoing, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the certificate of incorporation or these by-laws shall be effective if given by a form of electronic transmission consented to (and not properly revoked by written notice to the Corporation) by the stockholder to whom the notice is given, to the extent such consent is required by the Delaware General Corporation Law. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent of the Corporation, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Any such notice shall be deemed given (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

(c) For the purposes of these by-laws, an “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(d) Except as otherwise prohibited under the Delaware General Corporation Law and without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the certificate of incorporation or these by-laws may be given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if a stockholder fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send the single notice in accordance with this Section 1.5(d). Any such consent shall be revocable by the stockholders by written notice to the Corporation

(e) An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 1.6 Adjournments. Any meeting of stockholders may adjourn from time to time to reconvene at the same or another place, if any, or by means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and notice need not be given of any such adjourned meeting if the place, if any, time and date thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.

Section 1.7 Quorum. Except where otherwise provided by law or the certificate of incorporation or these by-laws, the holders of a majority of the stock entitled to vote, present in person or represented in proxy, shall constitute a quorum at all meetings of the stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to have less than a quorum if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote who are present in person or represented by proxy or, if no stockholder is present or represented by proxy, by any officer entitled to preside at or to act as secretary of such meeting, shall have the power to adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented.

Section 1.8 Organization and Conduct of Business. The Chairman of the Board of Directors or, in his or her absence, the Chief Executive Officer or President of the Corporation or, in their absence, such person as the Board of Directors may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as Chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the Chairman appoints.

The Chairman of any meeting of stockholders shall have the right and authority to prescribe the rules, regulations and procedures of the meeting of stockholders and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.

Section 1.9 Voting Rights.

(a) Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 1.12 of these by-laws and Section 217 (relating to voting rights of fiduciaries, pledgors, and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the Delaware General Corporation Law.

(b) Each director to be elected by the stockholders of the Corporation shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote therefor at a meeting of the stockholders for the election of directors at which a quorum is present (an “Election Meeting”); provided, however, that if the Board of Directors determines that the number of nominees exceeds the number of directors to be elected at such meeting (a “Contested Election”), and the Board of Directors has not rescinded such determination by the date that is 20 days prior to the date of the Election Meeting as initially announced, each of the directors to be elected at the Election Meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director. For purposes of this Section 1.9, a “majority of the votes cast” means that the number of votes cast “for” a candidate for director exceeds the number of votes cast “against” that director. In an election other than a Contested Election, stockholders will be given the choice to cast votes “for” or “against” the election of directors or to “abstain” from such vote and shall not have the ability to cast any other vote with respect to such election of directors. In a Contested Election, stockholders will be given the choice to cast “for” or “withhold” votes for the election of directors and shall not have the ability to cast any other vote with respect to such election of directors. In the event an Election Meeting involves the election of directors by separate votes by class or classes or series, the determination as to whether an election constitutes a Contested Election shall be made on a class by class or series by series basis, as applicable.

(c) In the event one or more incumbent directors (each, a “Subject Director”) fails to receive the affirmative vote of a majority of the votes cast at an Election Meeting at which there was no Contested Election, either (i) the Nominating and Governance Committee or (ii) if one or more of the members of the Nominating and Governance Committee is a Subject Director or the Board of Directors determines that any decision to be made with respect to a Subject Director should be made by a committee other than the Nominating and Governance Committee, a committee consisting solely of independent directors (as determined in accordance with applicable stock exchange rules and regulations and any additional criteria set forth in the Corporation’s Corporate Governance Guidelines or Nominating and Governance Committee Charter) who are not Subject Directors or (iii) if all independent directors are Subject Directors, the entire Board of Directors (the committee or Board of Directors described in clause (i), (ii) or (iii) of this sentence, the “Committee”) will make a determination as to whether to accept or reject any previously tendered Resignations (as defined below), or whether other action should be taken (including whether to request that a Subject Director resign from the Board of Directors if no Resignation had been tendered prior to the relevant Election Meeting). The Committee will act with respect to any Subject Directors within 90 days from the date of the certification of the election results and shall notify the Subject Directors of its decision. The Committee may consider all factors it considers relevant, including any stated reasons for “against” votes, whether the underlying cause or causes of the “against” votes are curable, the factors, if any, set forth in the Corporation’s Corporate Governance Guidelines, Nominating and Governance Committee Charter or other policies that are to be considered by the Nominating and

Governance Committee in evaluating potential candidates for the Board of Directors as such criteria relate to each Subject Director, the length of service of each Subject Director and each Subject Director’s contributions to the Corporation. Subject Directors shall not participate in the deliberation or decision(s) of the Committee. The Corporation shall publicly disclose the decision(s) of the Committee in a filing with the Securities and Exchange Commission of a Current Report on Form 8-K. Notwithstanding the foregoing, if the result of accepting all tendered Resignations then pending and requesting resignations from incumbent directors who did not submit a Resignation prior to the relevant Election Meeting, would be that the Corporation would have fewer than three directors who were in office before the election of directors, the Committee may determine to extend such 90 day period by an additional 90 days if it determines that such an extension is in the best interests of the Corporation and its stockholders. For purposes of this Section 1.9, a “Resignation” is an irrevocable resignation submitted by an incumbent director nominated for re-election prior to the relevant Election Meeting that will become effective upon the occurrence of both (i) the failure to receive the affirmative vote of a majority of the votes cast at an Election Meeting at which there was no Contested Election and (ii) acceptance of such resignation by the Committee.

(c) If a Subject Director’s tendered Resignation is not accepted by the Committee or such Subject Director does not otherwise submit his or her resignation to the Board of Directors, such director shall continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal pursuant to Section 2.4. If a Subject Director’s resignation is accepted by the Committee pursuant to this Section 1.9, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy or decrease the size of the Board of Directors pursuant to the provisions of Section 2.1 of these by-laws.

(d) Every matter, other than the election of directors, presented to the stockholders at a meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote thereon, unless the election or question is one upon which, by express provision of applicable law, any regulation applicable to the Corporation or its securities, the rules or regulations of any stock exchange applicable to the Corporation, the certificate of incorporation or these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 1.10 Record Date for Stockholder Notice and Voting. For purposes of determining the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or to vote, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of any such meeting nor more than 60 days before any other action to which such record date relates. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If the Board of Directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

Section 1.11 Proxies. To the extent permitted by law, each stockholder entitled to vote at a meeting may appoint a person or persons to act as the stockholder’s proxy or proxies at any stockholder meeting for the purpose of representing and voting the stockholder’s shares. The stockholder may make this appointment by any means the Delaware General Corporation Law of the State of Delaware specifically authorizes and by any other means the Secretary of the Corporation may permit. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. The stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. The inspector or inspectors of elections appointed for the meeting may establish requirements concerning such proxy appointments or revocations that the inspector considers necessary or appropriate to assure the integrity of the vote and to comply with law.

Section 1.12 List of Stockholders. The officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to the stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, such list shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.12 or to vote in person or by proxy at any meeting of the stockholders. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list.

Section 1.13 Inspectors of Election. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more persons to act as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

Section 1.14 Advance Notice of Business to Be Brought Before an Annual Meeting.

(a) Business Properly Brought Before an Annual Meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Corporation and specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 1.14 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 1.14 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act, and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders seeking to nominate persons for election to the Board of Directors at an annual meeting must comply with the notice procedures set forth in Article 2, Section 2.2 of these by-laws, and this Section 1.14 shall not be applicable to nominations except as expressly provided in Article 2, Section 2.2 of these by-laws.

(b) Requirement of Timely Notice of Stockholder Business. Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.14. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c) Requirements for Proper Form of Stockholder Notice of Proposed Business. To be in proper form for purposes of this Section 1.14, a stockholder’s notice to the Secretary shall set forth:

(i) Stockholder Information. As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Persons shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(ii) Information About Disclosable Interests. As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transaction conveys any voting rights in such shares to such Proposing Persons, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Persons may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (B) any proxy (other than a revocable proxy or consent given in response to solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner, as applicable, or any other Proposing Persons has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Persons, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (D) any rights to dividends on the shares of any class or series of the Corporation owned beneficially by such Proposing Persons that are separated or separable from the underlying shares of the Corporation, (E) any performance-related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interests or Short Interests, if any, and (F) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these by-laws on behalf of a beneficial owner; and

(iii) Description of Proposed Business. As to each item of business the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the Corporation (including their names) in connection with the proposal of such business by such stockholder.

For purposes of this Section 1.14, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made and (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these by-laws) of such stockholder or beneficial owner.

(d) Updates and Supplements. A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.14 shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or (if practicable or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof.

(e) Business Not Properly Brought Before a Meeting. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 1.14. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 1.14, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(f) Rule 14a-8; Exchange Act Compliance. This Section 1.14 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 1.14 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 1.14 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g) Definition of “Public Disclosure.” For purposes of these by-laws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

ARTICLE 2

DIRECTORS

Section 2.1 Number, Election, Tenure and Qualifications.

(a) The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. The classes of directors that shall constitute the whole Board of Directors, if any, shall be as provided in the certificate of incorporation of the Corporation. Directors need not be stockholders.

(b) At each annual meeting of the stockholders, directors shall be elected to replace those directors whose terms are then expiring, and each director so elected shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier resignation, removal, death or incapacity.

Section 2.2 Notice of Nominations of Directors.

(a) Proper Nominations; Who May Make Nominations. Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, or (ii) by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 2.2 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) complied with this Section 2.2 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b) Requirement of Timely Notice of Nominations. Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (i) provide Timely Notice (as defined in Article 1, Section 1.14(b) of these by-laws) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.2. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.2. To be timely, a stockholder’s notice for nominations to be made at a special meeting by a stockholder must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure (as defined in Section 1.14(g) of these by-laws) of the date of such special meeting was first made. In no event shall any adjournment of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) Requirements for Proper Form of Stockholder Notice of Nominations. To be in proper form for purposes of this Section 2.2, a stockholder’s notice to the Secretary shall set forth:

(i) Stockholder Information. As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 1.14(c)(i) of these by-laws, except that for purposes of this Section 2.2 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.14(c)(i) of these by-laws);

(ii) Information About Disclosable Interests. As to each Nominating Person, any Disclosable Interests (as defined in Section 1.14(c)(ii) of these by-laws, except that for purposes of this Section 2.2 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places as it appears in Section 1.14(c)(ii) of these by-laws and the disclosure in clause (F) of Section 1.14(c)(ii) of these by-laws shall be made with respect to the election of directors at the meeting);

(iii) Information About Nominees. As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.2 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as the “Nominee Information”), (D) a completed and signed questionnaire, representation and agreement as provided in subsection (h) of this Section 2.2; and

(iv) Other Information to be Furnished by Proposed Nominees. The Corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

(d) Definition of “Nominating Person.” For purposes of this Section 2.2, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made and (iii) any affiliate or associate of such stockholder or beneficial owner.

(e) Updates and Supplements. A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.2 shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or (if practicable or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).

(f) Defective Nominations. Notwithstanding anything in these by-laws to the contrary, no person shall be eligible for election as a director of the Corporation at an annual meeting or special meeting unless nominated in accordance with this Section 2.2. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 2.2, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.

(g) Compliance with Exchange Act. In addition to the requirements of this Section 2.2 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

(h) Questionnaire. To be eligible to be a nominee for election as a director of the Corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.2) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (iii) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 2.3 Enlargement and Vacancies. The number of members of the Board of Directors may be increased at any time by vote of a majority of the directors then in office. Sole power to fill vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be vested in the Board of Directors as provided in the certificate of incorporation of the Corporation, and each director so chosen shall hold office until the next annual election at which, if applicable, the term of the class to which they have been elected expires and in any event until such director’s successor is duly elected and qualified or until such director’s earlier resignation, removal from office, death or incapacity. If there are no directors in office, then an election of directors may be held in the manner provided by statute. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law or these by-laws, may exercise the powers of the full board until the vacancy is filled.

Section 2.4 Resignation and Removal. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation or to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt of such notice unless the notice specifies such resignation to be effective at some other time or upon the happening of some other event. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless otherwise specified by law or the certificate of incorporation of the Corporation.

Section 2.5 Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things which are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Section 2.6 Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, such Chairman shall, when present, preside at all meetings of the stockholders and the Board of Directors. The Chairman shall perform such duties and possess such powers as are customarily vested in the office of the Chairman of the Board or as may be vested in the Chairman by the Board of Directors.

Section 2.7 Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 2.8 Annual Meetings. The annual meetings of the Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the Board of Directors, provided a quorum shall be present. The annual meetings shall be for the purposes of organization, and an election of officers and the transaction of other business.

Section 2.9 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as may be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given prompt notice of such determination. A regular meeting may be held immediately following the annual meeting of stockholders, and at the same place as the annual meeting of stockholders.

Section 2.10 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary on the written request of two or more directors, or by one director in the event that there is only one director in office. Notice of the time and place of special meetings shall be delivered at least four days before the meeting if the notice is mailed or, at least 24 hours before the meeting if such notice is given by telephone, hand delivery (including the use of a commercial delivery service), overnight express courier, facsimile, electronic mail or other electronic transmission. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting. The notice shall be deemed given:

(a) in the case of hand delivery or notice by telephone, when received by the director to whom notice is to be given or by any person accepting such notice on behalf of such director,

(b) in the case of delivery by mail, upon deposit in the United States mail, postage prepaid, directed to the director to whom notice is being given at such director’s address as it appears on the records of the Corporation,

(c) in the case of delivery by overnight express courier, on the first business day after such notice is dispatched, and

(d) in the case of delivery via facsimile, electronic mail or other electronic transmission, when sent to the director to whom notice is to be given or by any person accepting such notice on behalf of such director at such director’s facsimile number or electronic mail address, as the case may be, as it appears on the Corporation’s records.

Section 2.11 Quorum, Action at Meeting, Adjournments. At all meetings of the Board of Directors, a majority of directors then in office, but in no event less than one-third of the entire Board of Directors, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the certificate of incorporation. For purposes of this Section, the term “entire” shall mean the number of directors last fixed by the stockholders or directors, as the case may be, in accordance with law and these by-laws; provided, however, that if less than all the number so fixed of directors were elected, the “entire Board” shall mean the greatest number of directors so elected to hold office at any one time pursuant to such authorization. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 2.12 Action Without Meeting. Unless otherwise restricted by the certificate of incorporation of the Corporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.13 Telephonic Meetings. Unless otherwise restricted by the certificate of incorporation of the Corporation or these by-laws, any member of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or of any committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 2.14 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any by-law of the Corporation.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and make such reports to the Board of Directors as the Board of Directors may request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these by-laws for the conduct of its business by the Board of Directors.

Section 2.15 Fees and Compensation of Directors. Unless otherwise restricted by the certificate of incorporation of the Corporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE 3

OFFICERS

Section 3.1 Officers Designated. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer or Treasurer. The Board of Directors may also choose a Chief Operating Officer, one or more Vice Presidents and one or more assistant Secretaries or assistant Treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation of the Corporation or these by-laws otherwise provide.

Section 3.2 Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer or Treasurer. Other officers may be appointed by the Board of Directors at such meeting, at any other meeting or by written consent, or may be appointed by the Chief Executive Officer pursuant to a delegation of authority from the Board of Directors.

Section 3.3 Tenure. The officers of the Corporation shall hold office until their successors are chosen and qualify, unless a different term is specified in the vote choosing or appointing such officer, or until such officer’s earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors or by the Chief Executive Officer may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors or a committee duly authorized to do so, except that any officer appointed by the Chief Executive Officer may also be removed with or without cause at any time by the Chief Executive Officer. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors, at its discretion. Any officer may resign by delivering such officer’s written resignation to the Corporation at its principal place of business or to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 3.4 The Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 3.5 The President. The President shall, in the event there shall be no Chief Executive Officer or in the absence of the Chief Executive Officer or in the event of his or her disability or refusal to act, perform the duties of the Chief Executive Officer, and when so acting, shall have the powers of and subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as may from time to time be prescribed for such person by the Board of Directors or the Chief Executive Officer.

Section 3.6 The Vice President. The Vice President (or in the event there be more than one, the Vice Presidents in the order designated by the directors, or in the absence of any designation, in the order determined by their tenure in office) shall, in the absence of the President or in the event of his or her disability or refusal to act, perform the duties of the President, and when so acting, shall have the powers of and be subject to all the restrictions upon the President. The Vice President(s) shall perform such other duties and have such other powers as may from time to time be prescribed for them by the Board of Directors or the Chief Executive Officer.

Section 3.7 The Secretary. The Secretary shall attend all meetings of the Board of Directors and the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the standing committees, when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he or she shall act. The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

Section 3.8 The Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order designated by the Board of Directors (or in the absence of any designation, in the order determined by their tenure in office) shall assist the Secretary in the performance of his or her duties and, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer.

Section 3.9 The Chief Financial Officer. The Chief Financial Officer shall have the custody of the Corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation. The Chief Financial Officer shall perform such other duties and have other powers as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer.

Section 3.10 Treasurer and Assistant Treasurers. The Treasurer shall have such duties as may be specified by the Chief Financial Officer to assist the Chief Financial Officer in the performance of his or her duties and to perform such other duties and have other powers as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer. It shall be the duty of the Assistant Treasurers to assist the Treasurer in the performance of his or her duties and to perform such other duties and have other powers as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer.

Section 3.11 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE 4

NOTICES

Section 4.1 Delivery. Except as otherwise specifically provided herein or required by law, all notices required to be given pursuant to these by-laws shall be in writing and may be effectively given by mail, postage prepaid, or by sending such notice by hand delivery (including the use of a commercial delivery service), overnight express courier, or facsimile. The notice shall be deemed given:

(a) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person;

(b) in the case of delivery by mail, upon deposit in the United States mail, postage prepaid, directed to the person to whom notice is being given at such person’s address as it appears on the records of the Corporation;

(c) in the case of delivery by overnight express courier, on the first business day after such notice is dispatched; and

(d) in the case of delivery via facsimile, when directed to the person to whom notice is to be given or by any person accepting such notice on behalf of such person.

Oral notice or other in-hand delivery, in person or by telephone, shall be deemed given at the time it is actually given.

Section 4.2 Waiver of Notice. Whenever notice is required to be given under any provision of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals executed under this Section shall be filed with the corporate records or made a part of the minutes of the meeting.

ARTICLE 5

INDEMNIFICATION

Section 5.1 Actions Other Than By or in the Right of the Corporation. Subject to Sections 5.3 and 5.6 of this Article 5, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 5.2 Actions By or in the Right of the Corporation. Subject to Sections 5.3 and 5.6 of this Article 5, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made under this Section 5.2 of this Article 5 in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

Section 5.3 Proceedings Initiated by Directors or Officers. Notwithstanding the provisions of Sections 5.1 or 5.2 of this Article 5, the Corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the Corporation or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Delaware General Corporation Law or (iv) the proceeding was initiated to enforce the rights conveyed by this Article 5 or any contractual right of indemnification.

Section 5.4 Indemnification of Others. The Corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an employee or agent of the Corporation. For purposes of this section, an “employee” or “agent” of the Corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a Corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

Section 5.5 Success on the Merits. To the extent that any person described in Sections 5.1 or 5.2 of this Article 5 has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in said Sections, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 5.6 Specific Authorization. Any indemnification under Sections 5.1 or 5.2 of this Article 5 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of any person described in said Sections is proper in the circumstances because such person has met the applicable standard of conduct set forth in said Sections. Such determination shall be made (A) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (B) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (C) by the stockholders of the Corporation.

Section 5.7 Advance Payment. Expenses incurred by any director or officer in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by this Article 5. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees or agents of the Corporation may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 5.8 Non-Exclusivity. The indemnification and advancement of expenses provided by this Article 5 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, provision of the certificate of incorporation of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or amendment of any of the provisions of this Article 5 shall not adversely affect any right or potential right of any indemnitee existing at the time of such repeal or amendment.

Section 5.9 Insurance. The Board of Directors may authorize, by a vote of the majority of the full Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 5.

Section 5.10 Savings. If this Article 5 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer to the full extent permitted by any applicable portion of this Article 5 that shall not have been invalidated, or by any other applicable law.

Section 5.11 Intent of Article. The intent of this Article 5 is to provide for indemnification to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware. To the extent that such Section 145 or any successor Section may be amended or supplemented from time to time, this Article 5 shall be amended automatically and construed so as to permit indemnification to the fullest extent from time to time permitted by law. Any other repeal or amendment of any provision of this Article 5 shall be prospective only and shall not adversely affect any right or protection conferred on a person pursuant to this Article 5 in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against such person.

ARTICLE 6

CAPITAL STOCK

Section 6.1 Certificates for Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates shall be signed by, or in the name of the Corporation by, the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Chief Financial Officer, the Secretary or an Assistant Secretary

of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by the General Corporation Law of the State of Delaware or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 6.2 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and proper evidence of compliance of other conditions to rightful transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions and proper evidence of compliance of other conditions to rightful transfer from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

Section 6.3 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 6.4 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate or certificates, or uncertificated shares, be issued to replace any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing the issue of a new certificate or certificates, or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give reasonable evidence of such loss, theft or destruction, to advertise the same in such manner as it shall require, and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

ARTICLE 7

CERTAIN TRANSACTIONS

Section 7.1 Transactions with Interested Parties. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction or solely because the vote or votes of such director or officer are counted for such purpose, if:

(a) the material facts as to such person’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b) the material facts as to such person’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors or a committee thereof or the stockholders.

Section 7.2 Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE 8

GENERAL PROVISIONS

Section 8.1 Dividends. Dividends upon the capital stock of the Corporation, subject to any restrictions contained in the General Corporation Law of the State of Delaware or the provisions of the certificate of incorporation of the corporation, if any, may be declared by the Board of Directors at any regular or special meeting or by written consent. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the certificate of incorporation of the Corporation.

Section 8.2 Reserves. The Board of Directors may set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 8.3 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 8.4 Corporate Seal. The Board of Directors may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. The seal may be altered from time to time by the Board of Directors.

Section 8.5 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 8.6 Execution of Corporate Contracts and Instruments. The Board of Directors, except as otherwise provided in these by-laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 8.7 Representation of Shares of Other Corporations. Any of the Chief Executive Officer, the President or any Vice President, the Chief Financial Officer or the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the Corporation is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any corporation or corporations standing in the name of this Corporation.

The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by any of said officers.

ARTICLE 9

AMENDMENTS

Section 9.1 Amendments. Except as provided in the certificate of incorporation of the corporation, the Board of Directors is expressly empowered to adopt, amend or repeal these by-laws; provided, however, that any adoption, amendment or repeal of these by-laws by the Board of Directors shall require the approval of at least a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board of Directors). Except as provided in the certificate of incorporation of the Corporation, the stockholders shall also have power to adopt, amend or repeal these by-laws at any regular or special meeting of stockholders; provided, however, that in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by the certificate of incorporation of this Corporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholders of any provisions of these by-laws and notice of such adoption, amendment or repeal shall be contained in the notice of such meeting.